Exhibit 3.1

AMENDED AND RESTATED BYLAWS
OF
BRIGHTHOUSE FINANCIAL, INC.
(a Delaware corporation)

Effective January 26, 2023

ARTICLE I
OFFICES

Section 1.Registered Office. The registered office of Brighthouse Financial, Inc. (the “Corporation”) in the State of Delaware shall be located at the address provided in the certificate of incorporation of the Corporation (as the same may be amended from time to time, the “Certificate of Incorporation”).
Section 2.Other Offices. The Corporation may maintain other offices or places of business at such other locations within or outside the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 1.Place and Time of Meetings. An annual meeting of the stockholders for the purpose of electing directors and conducting such other proper business as may come before the meeting shall be held at such date, time and place (if any) as may be fixed by resolution of the Board of Directors.
Section 2.Special Meetings. Special meetings of stockholders may be called for any purpose and may be held at such time and place (if any), within or outside the State of Delaware, as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof. Unless otherwise provided by the Certificate of Incorporation, such meetings may be called only by the Chairman of the Board of Directors or the Chief Executive Officer or pursuant to a resolution of the Board of Directors adopted by at least a majority of the directors then in office. The only matters that may be considered at any special meeting of the stockholders are the matters specified in the notice of the meeting.
Section 3.Place of Meetings. The Board of Directors may designate any place, either within or outside the State of Delaware, as the place of meeting for any annual meeting or for any special meeting of the stockholders. If no designation is made, the place of meeting shall be the principal executive office of the Corporation. The Board of Directors may, in its sole discretion, determine that any meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication in accordance with the General Corporation Law of the State of Delaware (the “DGCL”). If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication (a) participate in a meeting of stockholders; and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder; (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (iii) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.
Section 4.Notice. Whenever stockholders are required or permitted to take action at a meeting, notice stating the place (if any), date, time, the means of remote communications (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting as of the record date for determining stockholders entitled to notice of the meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. All such notices shall be given by or at the direction of the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the Corporate Secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the Corporation. Unless written notice by mail is required by applicable law, such notice may also be given in writing or by electronic transmission in any other form or manner permitted under the DGCL. In the case of notice given by courier service, such notice shall be deemed to be given upon the earlier of when the notice is received or left at such stockholder’s address. Notice given by electronic mail or other form of electronic transmission shall be effective if given in the manner permitted by applicable law. Any waiver of notice, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.
Section 5.Stockholder List. The Corporation shall prepare, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting (provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date) arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (b) during ordinary business hours at the principal place of business of the Corporation. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 5 of Article II or to vote in person or by proxy at any meeting of the stockholders.
Section 6.Quorum. The holders of a majority in voting power of the outstanding shares of capital stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by applicable law or the Certificate of Incorporation or these Bylaws. If a quorum is not present, the holders of a majority in voting power of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place (if any). Except as otherwise provided by applicable law or the Certificate of Incorporation or these Bylaws, when a specified item of business requires a separate vote by a class or series or classes or series of stock, the holders of a majority of the outstanding shares of such class or series or classes or series entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter at such meeting.
Section 7.Adjourned Meetings. When a meeting is adjourned to another time and/or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the time and/or place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and to vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network, if any, used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with Section 4 of this Article II. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting as of the record date so fixed for notice of such adjourned meeting.
Section 8.Vote Required. When a quorum is present, the affirmative vote of the majority in voting power of the shares of stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless (i) by express provisions of an applicable law, the rules and regulations of any stock exchange applicable to the Corporation, or the Certificate of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question, or (ii) the subject matter is the election of directors, in which case Section 2 of Article III shall govern and control the approval of such subject matter.
Section 9.Voting Rights. Except as otherwise provided by the Certificate of Incorporation or applicable law, and subject to Section 4 of Article VI hereof, every stockholder shall at every meeting of the stockholders be entitled to one (1) vote in person or by proxy for each share of stock held by such stockholder.
Section 10. Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. Any proxy shall be revoked when the person providing the proxy is present at a meeting of stockholders and votes in person or by delivering to the Corporate Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date, except that when such proxy states that it is irrevocable and is coupled with an interest and the fact of the interest appears on the face of the proxy, the agent named in the proxy shall have all voting and other rights referred to in the proxy, notwithstanding the presence of the person providing the proxy.

Section 11. Notice of Stockholder Business and Nominations.
(A)Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or any committee thereof or (c) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 11 of Article II is delivered to the Corporate Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 11 of Article II.
(2)    For any nominations or other business to be properly brought before an annual meeting by a stockholder of record pursuant to clause (c) of paragraph (A)(1) of this Section 11 of Article II, the stockholder of record must have given timely notice thereof in writing to the Corporate Secretary of the Corporation and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Corporate Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above, and in no event shall a stockholder be entitled to make additional or substitute nominations or proposals following the expiration of the time periods set forth in this Section 11. The number of nominees a stockholder of record may nominate for election at the annual meeting (or in the case of one or more stockholders of record giving the notice on behalf of a beneficial owner, the number of nominees such stockholders of record may collectively nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting. Such stockholder’s notice shall set forth: (a) as to each person whom the stockholder of record proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, (ii) such person’s written consent to being named in the Corporation’s proxy statement and accompanying proxy card and to serving as a director if elected, (iii) a questionnaire completed and signed by such person (in the form to be provided by the Corporate Secretary upon written request of any stockholder of record within ten (10) days of such request) with respect to the background, experience, qualification, securities ownership and independence of such proposed nominee, the background of any other person or entity on whose behalf the nomination is being made, and any other information requested by the Corporation relating to laws, rules and regulations applicable to the Corporation, and (iv) all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K of the Exchange Act if the stockholder of record making the nomination or proposal and the beneficial owner, if any, on whose behalf the nomination is made, or any of their respective affiliates or associates, and any others acting in concert with any of the foregoing (each of the foregoing, a “Stockholder Associated Person”), were the “registrant” and the nominee were a director of such registrant; (b) as to any other business that the stockholder of record proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder of record giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder of record, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder of record and such beneficial owner, (iii) a description of any agreement, arrangement or understanding with respect to, or any other material interest related to, the nomination or proposal between, among or of such stockholder of record and/or such beneficial owner, if any, and/or any Stockholder Associated Person, including, in the case of a nomination, the nominee, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder of record and/or such beneficial owners, whether or not such instrument or right shall be subject to settlement in shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder of record or such beneficial owner, with respect to securities of the Corporation, (v) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (vi) a representation that all nominees intend to serve a full term if elected as a director of the Corporation, (vii) a representation that no nominee is, and no nominee will become, party to any voting commitment with any person or entity or any agreements or arrangement with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or a director nominee that has not been disclosed to the Corporation, (viii) a representation whether the stockholder of record, the beneficial owner, or any Stockholder Associated Person intends or is part of a group which intends (I) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee, (II) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination and/or (III) to solicit proxies in support of any proposed nominee in accordance with Rule 14a-19 promulgated under the Exchange Act, and (ix) any other information relating to such stockholder of record and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. The foregoing notice requirements of this paragraph (A) of this Section 11 of Article II shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. A stockholder of record providing notice of any nomination proposed to be made at a meeting shall notify the Corporation promptly, and in any event within two (2) business days, after it becomes aware of an inaccuracy or change in the information provided or required to be provided in such notice pursuant to this Section 11 of Article II. The Corporation may require any proposed nominee to furnish, including by way of interview, within ten (10) days of a request therefor, such other information as the Corporation may reasonably require, including, among other things, to determine the independence of such proposed nominee or the eligibility of such proposed nominee to serve as a director of the Corporation.
(B)General. (1) Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 11 of Article II shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 11 of Article II. Except as otherwise provided by law, the chairman of the meeting (and, in advance of any meeting of stockholders, the Board of Directors) shall have the power and duty (a) to make all necessary determinations relating to nominations of persons for election to the Board of Directors of the Corporation and the proposal of other business to be considered by the stockholders, including whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 11 of Article II (including whether the stockholder of record or beneficial owner, if any, on whose behalf the nomination or proposal is made, solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (A)(2)(c)(viii) of this Section 11 of Article II) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 11 of Article II, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted notwithstanding that proxies in respect of such vote may have been received by the Corporation. Notwithstanding the foregoing provisions of this Section 11 of Article II, unless otherwise required by law, if the stockholder of record (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 11 of Article II, to be considered a qualified representative of the stockholder of record, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. Notwithstanding anything to the contrary in these Bylaws, unless otherwise required by law, if any stockholder of record provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act with respect to any proposed nominee and subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such stockholder has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the last sentence of this paragraph), then such stockholder’s nomination of each such proposed nominee shall be disregarded, notwithstanding that proxies or votes in respect of the election of such proposed nominees of such stockholder may have been received by the Corporation. A stockholder of record, beneficial owner, or Stockholder Associated Person must notify the Corporation if it no longer intends to solicit proxies in accordance with the representations it has made to the

Corporation regarding proxy solicitation and compliance with Rule 14a-19 or otherwise fails to timely satisfy the requirements of Rule 14a-19. A stockholder may not present a nomination (and any nominee shall be disqualified from standing for election as a nominee of such stockholder) if such stockholder of record, the beneficial owner on whose behalf such stockholder gave notice, or any Stockholder Associated Person or nominee breaches a representation required by these Bylaws or fails to comply with the requirements set forth in this Section 11 of Article II or applicable law or provides incomplete, false or misleading information to the Corporation. Upon request by the Corporation, if any stockholder of record provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such stockholder shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.
(2)    For purposes of this Section 11 of Article II, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.
(3)    Notwithstanding the foregoing provisions of this Section 11 of Article II, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 11 of Article II; provided however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 11 of Article II (including paragraph (A)(1)(c) hereof), and compliance with paragraph (A)(1)(c) of this Section 11 of Article II shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the penultimate sentence of (A)(2), business other than nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Section 11 of Article II shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals other than nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.
Section 12. Conduct of Meeting. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE III
DIRECTORS

Section 1.General Powers. Except as otherwise provided by the Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to such powers as are herein and in the Certificate of Incorporation expressly conferred upon it, the Board of Directors shall have and may exercise all the powers of the Corporation, subject to the provisions of the laws of Delaware, the Certificate of Incorporation and these Bylaws.
Section 2.Number, Election and Term of Office. Except as otherwise provided in the Certificate of Incorporation, the number of directors which shall constitute the Board of Directors shall be such as from time to time shall be fixed by the Board of Directors in the manner as provided in these Bylaws; provided, however, that in no event shall such number of directors be less than three (3) nor more than fifteen (15). Directors need not be stockholders. Except as otherwise provided in the Certificate of Incorporation, each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present; provided, however, that if, as of the tenth (10th) day preceding the date the Corporation first mails or otherwise provides its notice of meeting for such meeting to the stockholders of the Corporation, the number of nominees for election as directors at such meeting exceeds the number of directors to be elected at such meeting (a “contested election”), the directors shall be elected at such meeting by the vote of a plurality of the votes cast. Except in the case of a contested election, any incumbent director nominee who fails to receive a majority of the votes cast with respect to that director’s election shall promptly tender his or her resignation to the Board of Directors following certification of the election results. Within one hundred (100) days following the certification of the election results, the Board of Directors (excluding the director in question) will decide, through a process managed by the Nominating and Corporate Governance Committee of the Board of Directors, whether to accept the resignation. The Board of Directors shall act on the resignation, taking into account the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, and publicly disclose (by filing an appropriate disclosure with the Securities and Exchange Commission and such additional means, if any, as deemed appropriate by the Board of Directors) its decision regarding the resignation (and, if such resignation is rejected, the rationale behind the decision) within one hundred ten (110) days following certification of the election results. The Nominating and Corporate Governance Committee of the Board of Directors in making its recommendation, and the Board of Directors in making its decision, may consider any factors and other information that it considers appropriate and relevant. If a director’s tendered resignation is accepted by the Board of Directors, then the Board of Directors may fill the resulting vacancy or decrease the number of directors constituting the Board of Directors in accordance with Section 2 and Section 3 of this Article III, as the same may be amended from time to time. If the director’s resignation is not accepted by the Board of Directors, the director will continue to serve in accordance with the following sentence. Subject to any rights granted to the holders of shares of any series of Preferred Stock then outstanding, each director shall hold office until the next annual meeting of stockholders and until such director’s successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal from office.
Section 3.Resignation; Vacancies. Any director may resign at any time upon written notice or notice by electronic transmission to the Corporation and such resignation will be effective upon the date of receipt of such notice, unless such notice specifies a later effective time or an effective time occurring upon the happening of an event, in which case such later effective time or the happening of such later event will be the effective time of such resignation. Subject to any rights granted to the holders of shares of any series of Preferred Stock then outstanding, and except as otherwise expressly required by applicable law, vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the total number of directors constituting the Board of Directors, shall be filled by, and only by, a majority of the directors then in office, although less than a quorum, or by the sole remaining director. Any director appointed to fill a vacancy or a newly created directorship shall hold office for the remainder of the term that such director has been appointed to, and until his or her successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification, removal from office or other cause.
Section 4.Annual Meetings. An annual meeting of the Board of Directors may be held without other notice at such time and at such place as shall, from time to time, be determined by resolution of the Board of Directors.
Section 5.Other Meetings and Notice. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or, upon the request in writing or by electronic transmission of at least a majority of the directors then in office, by the Corporate Secretary on at least 24 hours’ notice to each director, either personally, by telephone, by mail or by electronic transmission.
Section 6.Chairman of the Board; Quorum; Required Vote and Adjournment. The Board of Directors may elect, by the affirmative vote of the majority of the total number of directors then in office, a Chairman of the Board, who shall preside at all meetings of the stockholders and the Board of Directors at which he or she is present. If the Chairman of the Board is an officer of the Corporation and is not present at a meeting of the stockholders or the Board of Directors, a majority of the directors present at such meeting may elect one of the directors to so preside. If the Chairman of the Board is not an officer of the Corporation and is not present at a meeting of the stockholders or the Board of Directors, the Chief Executive Officer (if the Chief Executive Officer is a director) shall preside at such meeting, and, if the Chief Executive Officer is not present at such meeting (or is present at the meeting but is not a director), a majority of the directors present at such meeting shall elect one of their members to so preside. Unless otherwise provided by the Certificate of Incorporation, at all meetings of the Board of Directors, the presence of a majority of the total number of directors then in office shall constitute a quorum for the transaction of business, provided such directors represent at least one-third of the total number of directors constituting the Board. Unless by express provision of an applicable law, the Certificate of Incorporation or these Bylaws a different vote is required, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. At any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. The Chairman of the Board is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required by law to be otherwise signed and executed.
Section 7.Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation, which to the extent provided in such resolution or these Bylaws shall have, and may exercise, the powers of the Board of Directors in the management and affairs of the Corporation, except as otherwise limited by law. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. Unless otherwise provided in the Certificate of Incorporation, these Bylaws or the resolution of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee. Except for references to committees and members of committees in the first, second and third sentences of this Section 7 of Article III, every reference in these Bylaws to a committee of the Board of Directors or a member of a committee shall be deemed to include a reference to a subcommittee or member of a subcommittee
Section 8.Committee Rules. Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. Unless otherwise provided in such a resolution, in the event that a member and that member’s alternate, if alternates are designated by the Board of Directors as provided in Section 7 of this Article III, of such committee are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.
Section 9.Communications Equipment. Members of the Board of Directors or any committee thereof may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this Section 9 of Article III shall constitute presence in person at the meeting.
Section 10. Waiver of Notice. Any member of the Board of Directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Any waiver of notice, given by the director entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at nor the purpose of any regular or special meeting need be specified in the waiver.
Section 11. Action by Consent. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission and any consent may be documented, signed and delivered in any manner permitted by Section 116 of the DGCL. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the board or committee in the same paper or electronic form as the minutes are maintained.

ARTICLE IV
OFFICERS

Section 1. Number; Appointment. The officers of the Corporation shall be appointed by the Board of Directors and shall include a Chief Executive Officer, a Corporate Secretary and a Treasurer. The Board of Directors may also choose a President, one or more Vice Presidents (one or more of whom may be designated Executive Vice Presidents), one or more Assistant Corporate Secretaries, and one or more Assistant Treasurers and such other officers and assistant officers as may be deemed necessary or desirable by the Board of Directors. The Board of Directors may also delegate to any officer of the Corporation the power to appoint such other officers and to proscribe their respective duties and powers. Any number of offices may be held by the same person.
Section 2.Term of Office. Each officer shall hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation, retirement, removal or disqualification, as hereinafter provided.
Section 3.Removal. Any officer or agent may be removed by the Board of Directors at its discretion, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer who has been delegated the power by the Board of Directors to appoint an officer shall have the power to remove the officer so appointed, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.
Section 4.Vacancies. Any vacancy occurring in any office because of death, resignation, retirement, removal, disqualification or otherwise may be filled by the Board of Directors.
Section 5.Chief Executive Officer. The Chief Executive Officer shall have the powers and perform the duties incident to that position. Subject to the powers of the Board of Directors, he or she shall be in the general and active charge of the entire business and affairs of the Corporation, and shall be its chief policy-making officer. The Chief Executive Officer is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly and exclusively delegated by the Board of Directors to some other officer or agent of the Corporation. The Chief Executive Officer shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or as may be provided in these Bylaws.
Section 6.President. The President of the Corporation shall have general charge of the business, affairs and property of the Corporation, and control over its officers, agents and employees; and shall see that all orders and resolutions of the Board of Directors and the Chief Executive Officer are carried into effect. The President shall, in the absence or disability of the Chief Executive Officer, act with all of the powers and be subject to all the restrictions of the Chief Executive Officer. The President is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly and exclusively delegated by the Board of Directors to some other officer or agent of the Corporation. The President shall have such other powers and perform such other duties as may be prescribed by the Chief Executive Officer or the Board of Directors or as may be provided in these Bylaws.
Section 7.Corporate Secretary. The Corporate Secretary shall attend all meetings of the Board of Directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose or shall ensure that his or her designee attends each such meeting to act in such capacity. The Corporate Secretary shall give, or cause to be given, all notices required to be given by these Bylaws or by law; shall have such powers and perform such duties as the Board of Directors, the Chief Executive Officer, the President or these Bylaws may, from time to time, prescribe; and shall have custody of the corporate seal of the Corporation. The Corporate Secretary, or any Assistant Corporate Secretary, shall have authority to affix the corporate seal to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Corporate Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. Any Assistant Corporate Secretary, in the order determined by the Board of Directors, shall, in the absence or disability of the Corporate Secretary, perform the duties and exercise the powers of the Corporate Secretary and shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, the President or the Corporate Secretary may, from time to time, prescribe.
Section 8.Treasurer. The Treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; shall deposit all monies and other valuable effects in the name and to the credit of the Corporation as may be ordered by the Chief Executive Officer or the Board of Directors; shall cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and from time to time shall render to the Chief Executive Officer, the President and the Board of Directors, at a regular meeting or when the Board of Directors so requires, an account of the Corporation; and shall have such powers and perform such duties as the Board of Directors, the Chief Executive Officer, the President these Bylaws may, from time to time, prescribe. Any Assistant Treasurer, in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, the President, the Treasurer or these Bylaws may, from time to time, prescribe.
Section 9.Other Officers, Assistant Officers and Agents. Officers, assistant officers, deputy officers, and agents, if any, other than those whose duties are provided for in these Bylaws, shall have such authority and perform such duties as the Board of Directors, the Chief Executive Officer, the President or these Bylaws may, from time to time, prescribe. For the avoidance of doubt, each officer of the Corporation shall have the powers and perform the duties as are customarily incident to that position.
Section 10. Absence or Disability of Officers. In the case of the absence or disability of the Chief Executive Officer and of any person hereby authorized to act in such officer’s place during such officer’s absence or disability, the Board of Directors may delegate the powers and duties of such officer to any other officer or to any director, or to any other person selected, including by designating interim status upon such person. In the case of the absence or disability of any officer of the Corporation, other than the Chief Executive Officer, and of any person hereby authorized to act in such officer’s place during such officer’s absence or disability, the Board of Directors or the Chief Executive Officer (subject to the power of the Board of Directors) may delegate the powers and duties of such officer to any other officer or to any director, or to any other person selected, including by designating interim status upon such person.

ARTICLE V
INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

Section 1.Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative (in the event of death or disability of such person) is or was a director or officer of the Corporation (or any predecessor) or is or was serving at the request of the Corporation (or any predecessor) as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan sponsored or maintained by the Corporation (or any predecessor of any of such entities) (hereinafter, an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director or officer of the Corporation or of such other corporation, partnership, limited liability company, joint venture or enterprise shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that except as provided in Section 2 of this Article V below, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Section 1 of Article V shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advance of expenses”); provided, however, that any such advancement of expenses shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 1 of Article V or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification and advancement of expenses to any other person to whom the Corporation is authorized to provide rights of indemnification and advancement of expenses under the DGCL with the same scope and effect as the foregoing indemnification of indemnitees.
Section 2.Procedure for Indemnification. Any indemnification or advance of expenses to an indemnitee under Section 1 of this Article V shall be made promptly, and in any event within forty-five (45) days (or, in the case of an advance of expenses, twenty (20) days), upon the written request of the indemnitee. If a determination by the Corporation that the indemnitee is entitled to indemnification pursuant to this Article V is required, and the Corporation fails to respond within sixty (60) days to a written request for indemnification, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advance of expenses to an indemnitee, in whole or in part, or if payment in full pursuant to such request is not made within forty-five (45) days (or, in the case of an advance of expenses, twenty (20) days), the right to indemnification or advances as granted by this Article V shall be enforceable by such indemnitee in any court of competent jurisdiction. Such indemnitee’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of expenses where the undertaking required pursuant to Section 1 of this Article V, if any, has been tendered to the Corporation) that the indemnitee has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the indemnitee for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the indemnitee is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the indemnitee has not met the applicable standard of conduct. The procedure for indemnification of any person (other than an indemnitee) for whom indemnification is provided pursuant to Section 1 of this Article V shall be the same procedure set forth in this Section 2 of Article V for any indemnitee unless otherwise set forth in the action of the Board of Directors providing indemnification for such other person.
Section 3.Service for Subsidiaries. Any person serving as a director or officer of another corporation, partnership, limited liability company, joint venture or other enterprise, at least 50% of the equity interests (measured by economic and voting power) of which are owned by the Corporation, shall be conclusively presumed to be serving in such capacity at the request of the Corporation.
Section 4.Reliance. Any person who after the date of the adoption of this Article V becomes or remains a director or officer of the Corporation or serves at the request of the Corporation as a director or officer of another corporation, partnership, limited liability company, joint venture or other enterprise shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this Article V in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in this Article V shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.
Section 5.Non-Exclusivity of Rights. The rights to indemnification and to the advance of expenses conferred in this Article V shall not be exclusive of any other right which any person may have or hereafter acquire under the Certificate of Incorporation or under any statute, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
Section 6.Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the DGCL.
Section 7.Interpretation. Any reference to an officer of the Corporation in this Article V shall be deemed to refer exclusively to the Chief Executive Officer, President, Corporate Secretary and Treasurer appointed pursuant to Article IV of these Bylaws, and to any Vice President, Assistant Corporate Secretary, Assistant Treasurer, or other officer of the Corporation appointed by (x) the Board of Directors pursuant to Article IV of these Bylaws or (y) an officer to whom the Board of Directors has delegated the power to appoint officers pursuant to Article IV of these Bylaws, and any reference to an officer of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be deemed to refer exclusively to an officer appointed by the board of directors (or equivalent governing body)

of such other entity pursuant to the certificate of incorporation and bylaws (or equivalent organizational documents) of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The fact that any person who is or was an employee of the Corporation or an employee of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise has been given or has used the title of “Vice President” or any other title that could be construed to suggest or imply that such person is or may be an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall not result in such person being constituted as, or being deemed to be, an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise for purposes of this Article V.
ARTICLE VI
STOCK

Section 1.Form. Unless the Board of Directors provides otherwise, shares of stock of the Corporation shall be uncertificated. If any shares of stock of the Corporation are represented by a certificate, every holder of stock in the Corporation represented by a certificate shall be entitled to have the certificate signed by, or in the name of, the Corporation by any two authorized officers of the Corporation representing the number of shares registered in certificate form. If the Board of Directors shall direct that any shares of stock of the Corporation shall be represented by certificates, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Corporate Secretary, any Assistant Corporate Secretary and any other officer designated by the Board of Directors shall be deemed to be authorized for purposes of this Section 1 of Article VI to sign certificates representing shares of the Corporation’s capital stock. Any or all of the signatures on any certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature or signatures have been placed on, any such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.
Section 2.Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. In the case of any shares represented by certificates, transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his, her or its attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued. Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares shall be made to the stockholder entitled thereto and the transaction shall be recorded upon the books of the Corporation. If the Corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile. The Board of Directors may appoint a transfer agent and one or more co-transfer agents and registrar and one or more co-registrars and may make or authorize such agent to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of the Corporation’s capital stock..
Section 3.Lost Certificates. The Corporation may issue a new certificate or certificates or uncertificated shares in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the

Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.
Section 4.Fixing a Record Date for Stockholder Meetings. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is first given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting; and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.
Section 5.Fixing a Record Date for Other Purposes. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of capital stock, or for the purposes of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
Section 6.Registered Stockholders. Except as otherwise required by applicable law, the Corporation may treat the registered owner of any shares of its stock as the person entitled to receive dividends, to vote, to receive notifications, to participate in meetings and otherwise to exercise all the rights and powers of a stockholder. Except as otherwise required by applicable law, the Corporation shall not be bound to recognize any equitable, beneficial or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

ARTICLE VII
GENERAL PROVISIONS

Section 1.Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors in accordance with applicable law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or any other purpose, and the directors may modify or abolish any such reserve in the manner in which it was created.
Section 2.Checks, Drafts or Orders. All checks, drafts or other orders for the payment of money by or to the Corporation and all notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall be determined by resolution of the Board of Directors or a duly authorized committee thereof.

Section 3.Contracts; Appointing Attorneys; Voting Securities. In addition to the powers otherwise granted to officers pursuant to Article IV hereof, the Board of Directors or Chief Executive Officer may authorize any officer or officers, or any agent or agents, of the Corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. Without limiting the foregoing, unless otherwise provided by resolution adopted by the Board of Directors, the Chief Executive Officer, the President, the Corporate Secretary and the Treasurer may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or any other officer delegated such power by the Board of Directors may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes that the Corporation may be entitled to cast as the holder of stock or other securities in any other Corporation or other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other Corporation or other entity, or to consent in writing or otherwise, in the name of the Corporation as such holder, to any action by such other Corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consents, and may deliver, transmit and execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such proxies or other instruments as he or she may deem necessary or proper. Any of the rights set forth in the immediately preceding sentence that may be delegated to an attorney or agent may also be exercised directly by the Chairman of the Board, the Chief Executive Officer or the President, or any other officer to which such power has been delegated by the Board of Directors or the Chief Executive Officer.

Section 4.Fiscal Year. Unless otherwise fixed by a resolution of the Board of Directors, the fiscal year of the Corporation shall be the annual period ending on December 31 of each year.

Section 5.Corporate Seal. The Board of Directors may provide a corporate seal which shall have inscribed thereon the name of the Corporation and such other information as the Board of Directors may deem necessary or convenient. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced or may be used in any other lawful manner.

Section 6.Books and Records. Except to the extent otherwise required by law, the books and records of the Corporation shall be kept at such place or places within or outside the State of Delaware as may be determined from time to time by the Board of Directors.

Section 7.Section Headings. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 8.Inconsistent Provisions. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL or any other applicable law, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE VIII
AMENDMENTS

Unless otherwise provided by the Certificate of Incorporation, the Board of Directors shall have the power without the assent or vote of the stockholders to adopt, amend, alter or repeal the Bylaws. The stockholders shall have the power to adopt, amend, alter or repeal the Bylaws, provided that, in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by the Certificate of Incorporation or these Bylaws, the affirmative vote of the holders of at least two-thirds (66 2⁄3%) of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required in order for the stockholders of the Corporation to alter, amend or repeal, in whole or in part, any provision of the Bylaws or to adopt any provision inconsistent therewith.
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